CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our Firm included in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of the Wells Family of Real Estate Funds.

/s/ ARTHUR ANDERSEN LLP



Cincinnati, Ohio,
September 10, 2001